UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Date of Annual Meeting of Stockholders
As disclosed in the Form 8-K filed with the SEC on December 29, 2010, Irvine Sensors Corporation (the “Company”) entered into a Stockholders Agreement (the “Agreement”) on December 23, 2010 with two accredited investors in connection with a financing, the initial closing of which occurred on that date. Pursuant to the Agreement, the Company is required to convene a meeting of the Company’s stockholders as promptly as possible after the December 23, 2010 closing to consider and vote on certain matters. To comply with this obligation, the Company’s 2011 annual meeting of stockholders (the “2011 Annual Meeting”) has been tentatively set for March 9, 2011 at 1:00 p.m. Pacific Time at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626. The record date for determining stockholders entitled to notice of and to vote at the 2011 Annual Meeting is February 2, 2011.
Advance Notice Deadline for Stockholder Proposals
Because the date of the 2011 Annual Meeting will be more than thirty days before the anniversary date of the 2010 annual meeting of stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934 and other applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders that January 28, 2011 will be the deadline to submit a stockholder proposal for inclusion in the Company’s proxy statement for the 2011 Annual Meeting, which the Company believes is a reasonable time before the Company will begin the printing and mailing of proxy materials for the 2011 Annual Meeting. All stockholder proposals must be in compliance with applicable laws and regulations and the Company’s By-Laws in order to be considered for inclusion in the proxy statement and form of proxy for the Annual Meeting. Stockholders are advised to review the Company’s By-Laws, which contain additional procedural and substantive requirements. The Chairman of the Annual Meeting may refuse to acknowledge or introduce any stockholder proposal of any person made after January 28, 2011, or that does not comply with the Company’s By-Laws. In addition, if the Company is not notified by such deadline of an intent to present a proposal at the Company’s 2011 Annual Meeting, management will have the right conferred by the proxies to exercise said proxies’ discretionary voting authority with respect to such proposal, if presented at the meeting.
Stockholder proposals should be addressed to the Secretary of Irvine Sensors Corporation at the Company’s principal executive offices located at 3001 Red Hill Avenue, Costa Mesa, California 92626. Stockholder proposals received by the Company after January 28, 2011 will be considered untimely and will not be included in the Company’s proxy statement for the 2011 Annual Meeting. It is recommended that stockholders submitting proposals use certified mail, return receipt requested in order to provide proof of timely receipt. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Company’s By-Laws and conditions established by the Securities and Exchange Commission.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION

(Registrant)

Dated: January 18, 2011	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer